                                                                     Exhibit 4.1

                         FOURTH SUPPLEMENTAL INDENTURE

     FOURTH SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of August 14, 1996, between Polymer Group, Inc., a Delaware corporation (the "Company"), Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee (the "Trustee"), Petropar North America Corp., a North Carolina corporation, as Guarantor ("Petropar N.A.") and Fitesa North America Corporation, a North Carolina corporation, as Guarantor ("Fitesa").

                             W I T N E S S E T H :

     WHEREAS, the Company, the Trustee and the Guarantors (as defined therein) are parties to that certain Indenture, dated as of June 24, 1994, as supplemented by the First Supplemental Indenture, dated as of March 15, 1995, the Second Supplemental Indenture, dated as of September 14, 1995 and the Third Supplemental Indenture, dated as of April 9, 1996 (as so amended, the "Indenture"), relating to the 12 1/4% Senior Notes due 2002 of the Company;

     WHEREAS, pursuant to the Stock Purchase Agreement, dated as of July 15, 1996, PGI Polymer, Inc., a wholly owned subsidiary of the Company, agreed to acquire the capital stock of Petropar N.A.;

     WHEREAS, Fitesa is the wholly owned subsidiary of Petropar N.A.;

     WHEREAS, the Company, the Trustee, Petropar N.A. and Fitesa desire, pursuant to Section 901 of the Indenture, to execute this Supplemental Indenture to add Fitesa and Petropar N.A. as Guarantors pursuant to Article 13 of the Indenture in order to comply with Section 1017 of the Indenture; and

     WHEREAS, the Company, Petropar N.A. and Fitesa have duly authorized the execution and delivery of this Supplemental Indenture in order for Petropar N.A. and Fitesa to assume all the obligations of a Guarantor under the Securities and the Indenture.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree for the equal and proportionate benefit of all Holders of the Securities as follows:

     SECTION 1. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

     SECTION 2. Each of Petropar N.A. and Fitesa hereby assumes all of the obligations of a Guarantor under the Securities and the Indenture; and each of Petropar N.A. and Fitesa may exercise every right and power of a Guarantor under the Indenture with the same effect as if it had been named as a Guarantor therein.

     SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts to be performed entirely in that State.

     SECTION 4. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 5. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 6. Except as expressly supplemented hereby, each provision of the Indenture shall remain in full force and effect and, as supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                       POLYMER GROUP, INC.

                                       By: /s/ Jerry Zucker
                                           ---------------------------------
                                       Title: President & CEO

Attest: /s/ M. Jerry Garfinkle
        ----------------------------
        Title: Asst. Secretary

                                       PETROPAR NORTH AMERICA CORP.,
                                       as Guarantor

                                       By: /s/ Jerry Zucker
                                           ---------------------------------
                                       Title: President & CEO

Attest: /s/ M. Jerry Garfinkle
        ----------------------------
        Title: Asst. Secretary

                                       FITESA NORTH AMERICA
                                       CORPORATION, as Guarantor

                                       By: /s/ Jerry Zucker
                                           ---------------------------------
                                       Title: President & CEO

Attest: /s/ M. Jerry Garfinkle
        ----------------------------
        Title: Asst. Secretary

                                       HARRIS TRUST AND SAVINGS BANK,
                                       as Trustee

                                       By: /s/ C. Potter
                                           ---------------------------------
                                       Title: A.V.P.

Attest: /s/ A. Kala
        ----------------------------
        Title: Asst. Secretary

                                      -3-